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                                                                  Exhibit 10.1

                              SHAREHOLDER AGREEMENT


     THIS SHAREHOLDER AGREEMENT dated as of June 25, 1996 (the "Agreement") is entered into by and between Community First Bankshares, Inc., a Delaware corporation ("CFB"), and Dennis M. Mathisen ("Shareholder").

                                   WITNESSETH:

     WHEREAS, as of the date hereof, Shareholder owns certain shares of the common stock of Mountain Parks Financial Corp., a Delaware corporation ("MPF"), $.001 par value ("MPF Common Stock");

     WHEREAS, CFB is contemplating the acquisition of MPF by means of a merger (the "Merger") of MPF with and into CFB, pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement") and a related Plan of Merger, each dated as of the date hereof (the "Merger Agreements");

     WHEREAS, CFB is unwilling to expend the substantial time, effort and expense necessary to implement the proposed acquisition of MPF, including applying for and obtaining necessary approvals of federal and state banking authorities, unless Shareholder enters into this Agreement with CFB;

     WHEREAS, due to the number of shares of CFB Common Stock that Shareholder will receive in the Merger, CFB is unwilling to enter into the Merger Agreements unless Shareholder agrees to the additional rights and obligations with respect to the CFB Common Stock set forth hereunder; and

     WHEREAS, Shareholder believes it is in his best interest as well as the best interest of MPF for CFB to consummate the Merger; and

     WHEREAS, this Agreement is created under Section 218(c) of the Delaware General Corporation Law ("DGCL");

     NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained and as an inducement to CFB to incur the expenses associated with the Merger and to enter into the Merger Agreements, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. All capitalized terms not otherwise defined herein are as defined in the Reorganization Agreement.

     2. REPRESENTATION AND WARRANTIES. Shareholder represents and warrants that as of the date hereof Shareholder (a) owns beneficially the number of shares of MPF Common Stock identified below, all of which shares are free and clear of all liens, pledges, security interests,



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claims, encumbrances, options and agreements to sell or otherwise transfer, except as disclosed in the Disclosure Letter; and (b) has voting power with respect to such shares.

     3. VOTING AGREEMENTS. Shareholder shall vote all the shares of MPF Common Stock he now beneficially owns or hereafter acquires and over which Shareholder has voting control (the "Subject Shares") in favor of the Merger at any meeting of shareholders of MPF called for the purpose of approving the Merger. Shareholder shall not exercise, and hereby waives, any and all rights he has or may have under Section 262 (Dissenters' Rights) of the DGCL in connection with the Merger. Shareholder shall not vote the Subject Shares in favor of or consent to (a) any issuance of stock to any party other than CFB or its affiliates or (b) an acquisition of stock or all or substantially all of the assets of MPF by any party other than CFB or its affiliates, prior to the termination of this Agreement. Shareholder shall not sell, assign, pledge or otherwise transfer the subject shares to a third party transferee unless as a condition of such transfer the third party transferee shall execute a voting agreement in form acceptable to CFB (and substantially in the form of this Agreement). Such voting agreement shall be deemed a supplement to this Agreement to which all shares of MPF Common Stock then or thereafter acquired by the third party transferee shall be subject. Shareholder authorizes CFB to deliver a copy of this Agreement to MPF to provide notice to MPF of the foregoing restriction on transfer.

     4. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in CFB any direct or indirect ownership or incidence of ownership of or with respect to any shares of MPF Common Stock. All rights, ownership and economic benefits of and relating to the shares of MPF Common Stock shall remain and belong to Shareholder, and except as otherwise expressly provided herein or in the Merger Agreements, CFB shall have no authority to (i) manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of MPF, (ii) exercise any power or authority to direct Shareholder in the voting of any of the shares of MPF Common Stock, or (iii) exercise any power or authority to direct Shareholder in the performance of his duties or responsibilities as a director or officer of MPF.

     5. EVALUATION OF INVESTMENT. Shareholder, by reason of his knowledge and experience in financial and business matters or through serving as an officer or director of a financial institution, believes himself capable of evaluating the merits and risks of the investment in common stock of CFB, $.01 par value ("CFB Common Stock"), contemplated by the Merger Agreements.

     6. DOCUMENTS DELIVERED. Shareholder acknowledges receipt of copies of the following documents:

     a.   Merger Agreements and all exhibits thereto;

     b. CFB's 1995 Annual Report (including Annual Report on Form 10-K for the year ended December 31, 1995);

     c. Notice of 1995 Annual Meeting of Stockholders and Proxy Statement dated April 11, 1996 of CFB; and


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     d.   CFB's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1996.

     7. LIMITATION ON FURTHER OWNERSHIP OF CFB COMMON STOCK. Unless CFB otherwise agrees in writing, Shareholder shall not directly or indirectly acquire beneficial ownership of any CFB Common Stock, any securities convertible into or exchangeable for CFB Common Stock, or any other right to acquire CFB Common Stock or authorize or make a tender, exchange or other offer, except (i) by way of stock dividends or other distributions or offerings made available to holders of any CFB Common Stock generally or (ii) pursuant to the Merger Agreement, or (iii) by way of stock options or other stock rights granted to non-employee directors of CFB, if the effect of such acquisition would be to (A) cause or constitute the occurrence of an Acquisition Event under the terms of the Rights Agreement dated January 19, 1995 by and between CFB and Norwest Bank Minnesota, N.A., as Rights Agent, or (B) increase the Voting Power of all CFB Common Stock then owned by Shareholder or which he has a right to acquire to more than the percentage of the Total Voting Power of CFB which Shareholder is entitled to hold at such time as provided in this Section 7 (the "Ownership Ceiling"). The Ownership Ceiling shall initially be ten percent (10%).

     As used herein, the "Total Voting Power of CFB" means the total number of votes which may be cast in the election of directors of CFB at any meeting of stockholders of CFB if all securities entitled to vote in the election of directors of CFB were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

     8.   VOTING.

          (a) Shareholder shall take such action as may be required so that all shares of CFB Common Stock owned by Shareholder are voted for nominees to the Board of Directors of CFB in accordance with the recommendation of the Board of Directors.

          (b) Unless CFB otherwise consents in writing, Shareholder shall take such action as may be required so that all shares of CFB Common Stock owned by Shareholder are voted in accordance with the recommendations of the Board of Directors on all other matters to be voted on by holders of CFB Common Stock, or, if Shareholder objects to the recommendation of CFB's Board of Directors, then Shareholder shall vote his shares of CFB Common Stock in the same proportion as the stockholders have voted on the matter.

          (c) Shareholder, as the holder of shares of CFB Common Stock, shall be present, in person or by proxy, at all meetings of stockholders of CFB so that all shares of CFB Common Stock beneficially owned by him may be counted for the purposes of determining the presence of a quorum at such meetings and to vote such CFB Common Stock as provided herein.

     9. NO VOTING TRUST, ETC. Shareholder shall not deposit any shares of CFB Common Stock in a voting trust or, except as otherwise provided herein, subject any CFB Common Stock to any proxy, arrangement or agreement with respect to the voting of such CFB Common Stock other than a proxy granted to the proxy holder(s) designated by CFB's Board of Directors.


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     10.  NO SOLICITATION OF PROXIES.  Without CFB's prior written consent,
Shareholder shall not solicit proxies with respect to any CFB Common Stock, nor shall he become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) relating to the election of directors of CFB).

     11. NO ACTS IN CONCERT WITH OTHERS. Shareholder shall not join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, or disposing of CFB Common Stock.

     12. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Shareholder and CFB.

     13. ENTIRE AGREEMENT. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreements and their related written agreements. This Agreement supersedes any agreements among MPF and its stockholders, concerning the acquisition, disposition or control of the stock of MPF.

     14. SEVERABILITY. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

     15. COUNTERPARTS. This Agreement may be executed into two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     16. GOVERNING LAW. The validity, construction, enforcement and effect of this Agreement shall be governed by the internal laws of the State of Delaware.

     17. HEADINGS. The headings for the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

     18. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of CFB and its successors and Shareholder and Shareholder's spouse and their respective executors, personal representatives, administrators, heirs, legatees, guardians, and other legal representatives. This Agreement shall survive the death or incapacity of Shareholder. This Agreement may be assigned by CFB only to an affiliate of CFB.

     19. JURY WAIVER. Each of the parties hereby waives any right to a trial by jury with respect to any dispute arising out of or relating to this Agreement.


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     20.  TERMINATION.   Except as otherwise set forth herein, this Agreement
shall terminate at the earlier of: (a) the Effective Time (as defined in the Reorganization Agreement); or (b) the termination of the Reorganization Agreement. Notwithstanding the foregoing, Sections 2, 5 and 6 of this Agreement shall survive the Effective Time and shall not terminate, and Sections 7, 8, 9, 10 and 11 of this Agreement shall not terminate until the earliest to occur of:
(a) the adjournment of the second Annual Meeting of Shareholders of CFB to occur after the Effective Time; (b) in the event CFB earnings per share for the then-current fiscal year are less than CFB earnings per share of common stock for the immediately preceding fiscal year; or (c) the reduction in Shareholder's percentage ownership of CFB Common Stock (including CFB Common Stock owned by "affiliates" of Shareholder, determined in accordance with Rule 144 of the General Rules and Regulations under the Securities Act of 1993) to less than
seven percent (7%) of total outstanding shares of CFB Common Stock.   Upon
termination of this Agreement, no party shall have any further obligation or liabilities hereunder, provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              COMMUNITY FIRST BANKSHARES, INC.


                              By:
                                  -----------------------------------------

                              Title:
                                    ---------------------------------------


-----------------------------------
Shares of Mountain Parks Financial
Corp. Common Stock owned of
record or otherwise beneficially


                              Name:
                                    ----------------------------------------
                                        Dennis M. Mathisen


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